UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 17, 2020

DCP MIDSTREAM, LP

(Exact name of registrant as specified in its charter)

Delaware	001-32678	03-0567133
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

370 17th Street, Suite 2500

Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

(303) 595-3331

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	DCP	New York Stock Exchange
7.875% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	DCP PRB	New York Stock Exchange
7.95% Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	DCP PRC	New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement.

On June 17, 2020, DCP Midstream, LP (the “Partnership”), DCP Midstream Operating, LP (the “Operating Partnership”), and certain of their affiliates (collectively, with the Partnership and the Operating Partnership, the “Partnership Entities”) entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc., as the representative of the several underwriters named therein (the “Underwriters”), providing for the issuance and sale by the Operating Partnership, and the purchase by the Underwriters (the “Offering”), of $500 million in aggregate principal amount of the Operating Partnership’s 5.625% Senior Notes due 2027 (the “Notes”). Upon issuance, the Notes will be fully and unconditionally guaranteed by the Partnership.

The Offering was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 (Registration Nos. 333-221419 and 333-221419-01) filed with the Securities and Exchange Commission (the “Commission”) on November 8, 2017, as supplemented by a prospectus supplement, dated June 17, 2020 and filed with the Commission on June 18, 2020 pursuant to Rule 424(b)(2) of the Securities Act.

The Operating Partnership intends to use the net proceeds from the Offering for general partnership purposes, including the repayment of indebtedness under its revolving credit facility and the funding of capital expenditures. We may temporarily invest certain net proceeds in short-term marketable securities until they are used for their stated purpose. Affiliates of the Underwriters are lenders under the Operating Partnership’s revolving credit facility. To the extent that the Operating Partnership uses proceeds from the Offering to repay indebtedness under its revolving credit facility, such affiliates may receive a portion of the net proceeds from the Offering.

Pursuant to the Underwriting Agreement, the Partnership Entities have agreed, among other things, to indemnify the Underwriters against certain liabilities, including liabilities arising under the Securities Act, or to contribute to payments the Underwriters may be required to make in respect of those liabilities.

The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 17, 2020, the Partnership issued a press release announcing the pricing of the Notes to be issued and sold pursuant to the Offering. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2. of Current Report on Form 8-K, this press release is deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such press release be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Statement regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements as defined under the federal securities laws, including statements regarding the intended use of the net proceeds from the Offering, the anticipated closing date of the Offering and other aspects of the Offering. Although management believes that expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond our control, including market conditions, customary closing conditions, other factors described in the prospectus supplement and accompanying base prospectus for the Offering. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, the Partnership’s actual results may vary materially from what management anticipated, estimated, projected or expected.

Investors are encouraged to closely consider the disclosures and risk factors contained in the Partnership’s annual and quarterly reports filed from time to time with the Commission and in the prospectus supplement and related base prospectus for the Offering. The forward-looking statements contained herein speak only as of the date of this report. The Partnership undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1

Underwriting Agreement, dated June 17, 2020, by and among DCP Midstream, LP, DCP Midstream GP, LP, DCP Midstream GP, LLC, DCP Midstream Operating, LP, and DCP Midstream Operating, LLC, and BofA Securities, Inc., as the representative of the several underwriters.

99.1	Press Release Announcing the Pricing of the Notes, dated June 17, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 19, 2020

DCP MIDSTREAM, LP

By:	DCP MIDSTREAM GP, LP
its General Partner

	By:	DCP MIDSTREAM GP, LLC
its General Partner

		By:	/s/ Sean P. O’Brien
		Name:	Sean P. O’Brien
		Title:	Group Vice President and Chief
Financial Officer